Exhibit 99.1

For Immediate Release

MERIDIAN BIOSCIENCE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE EXALENZ BIOSCIENCE; ADDS STATE-OF-THE-ART UREA BREATH TEST DIAGNOSTICS PLATFORM

CINCINNATI, OHIO AND MODIIN, ISRAEL FEBRUARY 19, 2020 (GLOBE NEWSWIRE) Meridian Bioscience, Inc. (NASDAQ: VIVO) and Exalenz Bioscience Ltd. (TASE: EXEN) announced today that the two companies have entered into a definitive agreement for Meridian to acquire Exalenz for 6.10 per share in cash with an implied transaction value of approximately $49 million. The agreement has been approved unanimously by the boards of directors of both companies.

With this acquisition, Meridian will be adding Exalenz’s flagship BreathID® Breath Test Systems, a urea breath test platform for the detection of Helicobacter pylori, often associated with peptic ulcers and gastric cancer. BreathID® furthers Meridian’s strategy to be the leading provider of gastrointestinal diagnostic solutions. The platform offers patient-friendly, noninvasive sample collection, along with best in class sensitivity and specificity for both adult and pediatric patients. The point-of-care system delivers immediate results with real-time patient monitoring in a physician office setting, while the lab system facilitates easy patient sample collection at the clinic or patient service center for analysis in the lab. The BreathID® platform compliments Meridian’s stool antigen tests, and leverages Meridian’s existing channel presence to become the leading US company with comprehensive non-invasive diagnostic solutions for H. pylori.

Jack Kenny, Chief Executive Officer, commented, “Our focus has been to drive our strategy to re-position our Diagnostics business for sustainable, long-term growth. Exalenz’s BreathID® platform is an excellent fit for our customers, allowing Meridian to offer gastrointestinal testing solutions from low volume point-of-care labs to high volume reference labs. No matter their preference for approach to H. pylori diagnosis, our customers will have a solution that meets their needs. We are very excited to be adding yet another state-of-the-art technology to our portfolio and thrilled to welcome Exalenz to the Meridian family.”

“We are excited to contribute our technology to the Meridian portfolio of H. pylori products and leverage Meridian’s strong commercial presence to accelerate the penetration of the BreathID® platform in the United States and beyond,” said Raffi Werner, CEO of Exalenz. “We also look forward to collaborating with the Meridian R&D team in our on-going advancement of this leading platform.”

Summary Transaction Terms and Impact

Exalenz shareholders will receive 6.10 per share in cash under the terms of the merger. This purchase price implies a total equity value of
169 million or approximately $49 million at prevailing exchange rates. The transaction will be financed with cash on hand and debt available under Meridian’s credit facility, which is being expanded to $160 million.

The acquisition is subject to Exalenz shareholder approval and other customary closing conditions. Exalenz’s majority shareholder has entered into a voting agreement pursuant to which he has agreed to vote his shares of Exalenz in favor of the merger. A majority of the remaining shareholders of Exalenz must vote in favor of the merger.

The transaction is expected to close in Q2 of calendar year 2020. In 2019, Exalenz generated approximately $14 million in revenue, representing a 5-year CAGR of ~32%, with a gross profit margin of ~50%. Meridian will discuss the fiscal year 2020 financial impact of the transaction during its fiscal Q2 earnings call in May.

Rothschild & Co is acting as exclusive financial advisor and Keating Muething & Klekamp PPL and Amit, Pollak, Matalon & Co are acting as legal counsel to Meridian. William Blair & Co and Poalim Capital Markets are acting as exclusive financial advisors and Meitar Law Offices and Abramson & Co are acting as legal counsel to Exalenz.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of the business of Exalenz Bioscience Ltd. by Meridian, including any statements regarding the synergies, benefits and opportunities of the transaction, future opportunities for the combined company, including its strategies, products and technologies, future financial performance and any other statements regarding Meridian’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions, and the negative versions thereof, are intended to identify forward-looking statements.

Forward-looking statements speak only as of the date they are made. Forward-looking statements are based on Meridian’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Meridian’s control. Such risks and uncertainties could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the parties’ ability to satisfy the terms and conditions of the merger agreement; the diversion of management time on transaction-related issues; Meridian’s ability to successfully integrate the businesses, operations and technology of Exalenz; risk of failure of the acquisition to achieve its plans and objectives generally; risk that the transaction and its announcement could have an adverse effect on the parties’ ability to retain customers and retain and hire key personnel; the risk that any potential synergies or cost savings from the transaction may not be fully realized or may take longer to realize than expected; and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations, legislation, and other regulatory actions and initiatives, the regulatory process for new products and indications, manufacturing issues that may arise, stock price volatility, fluctuations in exchange rates for future sales denominated in foreign currency, patent positions and litigation, among other factors. The forward-looking statements contained in this communication may become outdated over time. Meridian does not assume any responsibility for updating any forward-looking statements. Additional information concerning these and other factors can be found in Meridian’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at www.sec.gov, including Meridian’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. Meridian assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About Exalenz Bioscience Ltd.

Exalenz Bioscience develops and markets diagnostic tests and monitoring systems that use the breath to diagnose and help manage gastrointestinal and liver conditions. The company’s flagship BreathID® Hp Systems offer the most efficient and accurate test for detection of H. pylori bacteria, associated with various illnesses including gastric cancer, and is already in use in over 400 U.S. medical centers and major labs across the country. Exalenz holds regulatory approvals in the United States, Europe, China and Israel for H. pylori detection and is currently evaluating additional applications of the BreathID platform.

Exalenz’s shares are traded on the Tel Aviv Stock Exchange, symbol EXEN. Exalenz’s website is www.exalenz.com.

Exalenz Contact:

Hadas Friedman-Zick

Investor Relations

Phone: +972-3-516-7620

Email: hadas@km-ir.co.il

www.km-ir.co.il

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Meridian Contact:

Charlie Wood

Vice President – Investor Relations

Meridian Bioscience, Inc.

Phone: +1 513.271.3700

Email: mbi@meridianbioscience.com

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